SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 22, 2000

                            -----------------------

                        COLORADO WYOMING RESERVE COMPANY
             (Exact name of registrant as specified in its charter)

                            -----------------------


            WYOMING                      0-09482               83-0246080
 (State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
  incorporation or organization)                          Identification Number)



                          751 HORIZON COURT, SUITE 205
                         GRAND JUNCTION, COLORADO 81506
                                 (970) 255-9995
    (Address and Telephone Number of Registrant's Principal Executive Office)

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ITEM 5.  OTHER EVENTS

      On September 28, 2000, Colorado Wyoming Reserve Company (the "Company") entered into a Farmout Agreement, effective as of September 22, 2000, with ST Oil Company, a Nevada corporation, FM Energy LLC, a California limited liability company, and The Shoreline Companies, LLC, a Colorado limited liability company (collectively, the "Farmees"). The Company's Chief Executive Officer and President and certain directors and stockholders of the Company are directors, officers and controlling stockholders of ST Oil Company, FM Energy and The Shoreline Companies.

      Under the Farmout Agreement, the Company has agreed to assign 50% of its mineral working interests in and to certain oil and gas leases and seismic options covering approximately 61,000 acres of land located in the Paradox Basin in San Juan County, Utah, to the Farmees once they have completed, processed, interpreted and provided the Company with a three-dimensional seismic survey of up to 50 square miles of land covered by such oil and gas leases and seismic options (the "Survey"). The Farmees will bear the entire cost of the Survey, up to a maximum of $1,100,000. The Company is not obligated to assign any interests unless and until it has received the Survey in a form reasonably acceptable to it.

      The Farmees have agreed to begin work on the Survey as soon as reasonably practicable and to complete the Survey within 180 days of commencement.

      On September 28, 2000, the Farmees deposited $1,000,000 with a managing agent to fund the Survey.

      The Farmout Agreement also establishes an area of mutual interest (the "AMI") for a term of ten years from the effective date of the Farmout Agreement. If during the ten-year term, any party to the Farmout Agreement acquires an oil or gas leasehold interest in the AMI, that party must give all other parties the opportunity to participate.

      On September 28, 2000, the Company also entered into a Credit Agreement with ST Oil Company, FM Energy LLC and The Shoreline Companies, LLC. The Credit Agreement establishes a revolving line of credit for the Company in an aggregate principal amount not to exceed $100,000, which will be decreased by the amount of any funds privately raised by the Company in excess of $100,000 in the next 12 months. Amounts borrowed under the Credit Agreement bear interest at the rate of 8% per annum. The total balance outstanding under the Credit Agreement will be due and payable in full on the later of September 28, 2001, or the date on which the Seismic Acquisition Agreement between ST Oil Company, FM Energy LLC and The Shoreline Companies, LLC terminates.


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      Previous to the farmout arrangement described above, in April 2000 the
Company had entered into an Option Agreement with ST Oil Company and Edwards Energy Corporation, a Letter of Intent with FM Energy and a Letter of Intent with The Shoreline Companies, which agreements contemplated a joint venture arrangement to be established by all the parties similar to the arrangement set forth in the Farmout Agreement and the Credit Agreement described herein. Pursuant to the terms of the Option Agreement, the Company was paid $24,000 during the last quarter of fiscal 2000 for the option. The option and the letters of intent expired according to their terms on August 30, 2000. The Farmout Agreement and the Credit Agreement reflect the final agreement of the parties regarding the acquisition by ST Oil, FM Energy and The Shoreline Companies of an aggregate 50% of the Company's working interests in certain leases and seismic options in exchange for providing the Company with a seismic survey of certain acreage covered by such leases and options.


ITEM 7(C).  EXHIBITS FILED

EXHIBIT
NUMBER            DESCRIPTION

10.1 Farmout Agreement, effective as of September 22, 2000, by and among the Company, ST Oil Company, FM Energy LLC and The Shoreline Companies, LLC.

10.2 Credit Agreement, dated September 22, 2000, by and among the Company, ST Oil Company, FM Energy LLC and The Shoreline Companies, LLC.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Colorado Wyoming Reserve Company



Date:  September 29, 2000           By: /S/KIM M. FUERST
                                       --------------------------------------
                                        Kim M. Fuerst
                                        Chief Executive Officer and President


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

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

10.1 Farmout Agreement, effective as of September 22, 2000, by and among the Company, ST Oil Company, FM Energy LLC and The Shoreline Companies, LLC.

10.2 Credit Agreement, dated September 22, 2000, by and among the Company, ST Oil Company, FM Energy LLC and The Shoreline Companies, LLC.


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